Exhibit 31.3

CERTIFICATION

I, Nathan Zommer, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of IXYS Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 10, 2013

/s/ Nathan Zommer
Nathan Zommer
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)